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                                   EXHIBIT 3
                    CUSTODIAL AGREEMENT BETWEEN AUL, FUND B,
                             AND NATIONAL CITY BANK
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                           CUSTODIAL AGENCY AGREEMENT

This Custodial Agency Agreement (the "Agreement"), executed this 28 th day of January, 1994, by and between National City Bank, Indiana, a national banking association organized and existing under the laws of the United States of America (the "Custodian"), and American United Life Pooled Equity Fund B ("Depositor").

                                  WITNESSETH:

In consideration of the mutual agreements herein contained, Depositor does hereby appoint Custodian as the Custodian of the assets of the Depositor and hereby authorizes Custodian to maintain the securities and monies of Depositor under the terms of this Agreement. The Custodian shall establish and maintain a custody account (the "Account") for and in the name of the Depositor and hold therein all Securities deposited with or collected by the Custodian for the Account. The terms "Security" or "Securities" shall mean any negotiable or non-negotiable investment instrument(s) commonly known as a security or securities in banking custom or practice.

SECTION 1. ACCEPTANCE OF SECURITIES

(a) The Custodian shall accept delivery from and on behalf of the Depositor of such Securities as shall, from time to time, be acceptable to it. Any Securities now held by the Custodian for the Depositor under prior security agreements shall be deemed to have been deposited hereunder.

(b) The Custodian shall keep the Securities received by it hereunder separate and distinct from securities, documents, and property owned by itself or others to the end that each and every item received by it hereunder shall at all times be identified and identifiable as the sole property of the Depositor.

(c) The Custodian may, in its discretion, safekeep the Depositor's Securities in a nationally recognized securities depository or safekeeping facility including, but not limited to, any facility operated by the Federal Reserve System, any member of the Federal Reserve System, or any other agency or instrumentality of the United States Government. Such deposits by the Custodian into a securities depository or safekeeping facility may be in book-entry form or such other form as the Custodian deems appropriate. Placement by the Custodian of Securities into a securities depository or safekeeping facility shall neither augment nor diminish the Custodian's responsibilities and rights under any other paragraph of this Agreement. If the Custodian shall hold the securities in a book entry account, then: (i) the Custodian shall only deposit the Depositor's securities in a non-proprietary account which includes only assets held for customers, (ii) the custodian shall send the Depositor written confirmation of any transfer to or from the Depositor's account with the Custodian, (iii) the Custodian shall promptly, upon request, send the Depositor a copy of reports it receives from depository's system of internal account control, and (iv) the Custodian shall promptly send the Depositor such reports on the Custodian's system of internal accounting control as the Depositor may from time to time request.

(d) The Custodian is authorized to re-register the Securities in the name of the Custodian or its nominee if required for purposes of book entry deposit unless alternative and acceptable registration instructions are furnished by the Depositor.

SECTION 2. STANDARD OF CARE

The Custodian shall exercise due care in receiving, holding and handling the Securities and will give to such Securities the same care and safeguards as are afforded similar property owned by the Custodian.

Custodian agrees to receive and to safely keep and preserve all of Depositor's assets delivered to it and to take all action with respect thereto, as provided in this Agreement. Custodian assumes full responsibility for the safekeeping of all of Depositor's securities in the Custodian's custody under this Agreement and for the performance and completion of any transaction relating to any of Depositor's securities and hereby indemnifies Depositor against all loss of principal, interest and any other sums caused by Custodian's failure to meet its responsibilities hereunder. Custodian shall not, however, be responsible for any loss arising out of an act of God, war, riot, civil commotion, or the act, order or decree of any governmental, military, naval or usurped power. In the event that there is a loss of custodied securities for which Custodian shall be obligated to indemnify Depositor, Custodian shall promptly replace the securities or the value thereof and the value of any loss of rights or privileges resulting from said loss of securities and it is further agreed that Custodian's responsibility for the performance and completion of any transaction shall be limited to prompt replacement of the securities or the value thereof if its inability to complete a transaction shall be directly caused by the unexpected and intervening act of any third party not subject to Custodian's direct or indirect control.

Notwithstanding anything to the contrary, Depositor understands and agrees that the Custodian is acting solely in the capacity as custodian agent for the Depositor and has no duty to advise the Depositor relative to the investment, purchase, retention, sale, or other disposition of any Securities held hereunder. Nothing in this Agreement shall be construed to impose a fiduciary capacity as Trustee, Guardian, Executor, Administrator or other personal representative on the Custodian.

Depositor further understands and agrees that Custodian is not responsible for any system operated by third parties and/or securities exchanges, wire transfer systems, computer interfaces, etc. nor the availability or failure of same.

Depositor also understands and agrees that the service offered by Custodian and purchased by Depositor is of the type and character offered to similarly situated clients of the Custodian and that the Custodian's actions are to be judged in the context of the usual and customary practice within the custody business.

SECTION 3.     DEPOSITOR DUTIES

The Depositor shall provide the Custodian with a written certificate containing the specimen signatures of Authorized Persons, any two of whom are hereby authorized to jointly act and give direction on behalf of the Depositor. Whenever the term "Authorized Persons" shall be used in this Agreement, this term shall refer to at least two of the persons authorized to act on behalf of the Depositor. The Custodian shall be entitled to rely upon such certificate until notified otherwise by the Depositor in writing.

In the event that the Custodian shall receive conflicting instructions from Depositor regarding any particular transaction, Custodian shall make best efforts to resolve such conflict. If the conflict is not resolved, no action shall be taken. Custodian shall have no further duty to process conflicting instructions until such conflict can be resolved.

SECTION 4. CUSTODIAN DUTIES

(a) The Custodian shall, at the direction of the Depositor, use its best efforts to undertake completion of any purchase, sale, exchange, or any other disposition of Securities made or arranged by the Depositor provided that such direction is received by the Custodian in each case prior to the applicable deadline as established by the Custodian.

The net proceeds of any sale shall be credited to the Account or remitted in accordance with the instructions of the Depositor.

The Depositor shall provide the Custodian with immediately available funds in an amount sufficient to complete any purchase. Any failure to provide such funds shall result in such purchase not being deemed completed as far as the Depositor's ownership of such Securities are concerned and the Custodian shall be authorized to dispose of such Securities and any proceeds therefrom as soon as practicable in such manner as the Custodian shall, within its sole discretion, deem appropriate for the purpose of recouping any amounts expended by the Custodian in the purchase of such Securities. Whether any Custodian funds shall be expended towards the purchase of Securities for the Depositor hereunder shall be within the Custodian's sole discretion. The Depositor shall be liable to the Custodian for any costs, expenses and losses incurred by the Custodian in the disposition of such Securities or proceeds and shall immediately reimburse the Custodian for such amounts upon demand.

(b) The Custodian may accept written, oral, electronic, and telecommunications instructions from the Depositor. The Custodian shall have no responsibility for the adequacy or accuracy of such instructions received from the Depositor and shall incur no liability for, and shall be entitled to rely upon, any such instructions which the Custodian believes in good faith are given by Authorized Persons. All instructions which have been given by Depositor by means of oral, electronic, or telecommunications shall be confirmed by Authorized Persons of Depositor in writing.

(c) The custodian shall promptly notify the Depositor of any calls for redemption, mergers, tenders, consolidations, reorganizations, recapitalizations, or similar proceedings affecting domestic Securities (other than those Securities registered in the Depositor's name) held in the Account, provided notice of such proceedings appears in standard New York financial publications or a service to which the Custodian subscribes. The Custodian shall not be liable for late presentation of such items when the Depositor has failed to timely instruct the Custodian in writing. Should any Security held in a securities depository be called for a partial redemption by the issuer of such Security, the Custodian is authorized, in its sole discretion, to allot the called portion to the respective holders in any manner it deems fair and equitable. Upon the request of the Depositor, Custodian shall provide a written explanation of the method used to allot the called portion of a partial redemption.

(d) The Custodian shall present all maturing bonds and coupons for collection and is authorized to receive payment of income and principal on other items in accordance with their terms. All funds so collected shall be credited to the Account or remitted in accordance with the instructions of the Depositor.

(e) The Custodian shall furnish the Depositor with periodic statements showing the Securities held in the Account and the transactions for the ' immediately preceding period. Custodian acknowledges that all of the accounts and records maintained by the Custodian pursuant to this Agreement will be made available for inspection or reproduction within a reasonable period of time after demand. Custodian will assist the Depositor's independent accountants, or with the approval of the Depositor, any regulatory body in any requested review of the Depositor's accounts and records but shall be reimbursed for all expenses and employee time spent in any such review outside of routine and normal periodic reviews.

SECTION 5. FOREIGN SECURITIES

With respect to Securities of foreign issuers, the Custodian shall use its best efforts to collect dividends, interest, and other income, and to notify the Depositor of any calls for redemption, offers of exchange, rights of subscriptions, reorganizations, or other proceedings affecting such Securities. The Custodian shall not be responsible for any failures or delays in collection or notice not within the control of the Custodian.

Collections or income in foreign currency shall, to the extent possible, be converted into United States dollars and, in effecting such conversions, the Custodian may use such methods or agencies as it deems appropriate. The risk of transmittal, instability of the issuer or country of the issuer or its agents, and any expense incident to such collection and conversion shall be at the Depositor's risk and expense. In addition, the Custodian shall have no responsibility for any fluctuation in exchange rates affecting such conversion.

SECTION 6. PROXY MATERIALS

All proxies and related information received by the Custodian in connection with the Securities shall be promptly transmitted to the Depositor.

SECTION 7. CUSTODIAN POWER OF ATTORNEY

The Custodian is authorized and empowered in the name of and on behalf of the Depositor to execute any certificates of ownership or other instruments which are or may hereafter be required by any regulations of the United States or any state or political subdivision thereof, so that the Custodian may fulfill its obligations hereunder as required in connection with any Securities.

SECTION 8. FEES AND EXPENSES

The Depositor agrees to promptly pay upon receipt of an invoice from the Custodian the fees set forth in the attached schedule. The Custodian reserves the right to revise its fees upon giving ninety (90) days written notice to the Depositor. Fees for services not specifically enumerated in the attached schedule shall be in addition to these specifically enumerated.

SECTION 9. AMENDMENTS

The parties may make amendments to the Agreement from time to time, provided that any such amendment shall be reduced to writing and shall be executed as an addendum to this Agreement in the same manner as this Agreement has been executed.

SECTION 10. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto.

SECTION 11. COMPLETENESS OF AGREEMENT

This Agreement along with a copy of the fee schedule constitutes the full and complete agreement between the Custodian and Depositor, and no other understanding or agreement, whether written or oral, shall bind either of the parties hereto.

SECTION 12. GOVERNING LAW

This Agreement shall be governed by the applicable laws of the State of Indiana.

SECTION 13. TERMINATION

All the covenants and agreements in this Agreement contained by or on behalf of the Custodian or the Depositor shall bind and inure to the benefit of their respective successors and assigns.

This Agreement may be terminated by either the Depositor or the Custodian upon at least ninety (90) days prior written notice to the other. The Depositor shall have a period of forty five (45) days from the date of the last and final accounting provided by the Custodian to make any objection or claim, and failure to do so within the forty five (45) day period shall be deemed by the parties hereto to constitute accord and satisfaction. As soon as practicable following termination of this Agreement, Custodian shall deliver all Securities in accordance with Depositor's written instructions.

In the event of the inability of the Custodian to serve or continue to serve or as a result of the termination of this Agreement by either party, then the Depositor shall forthwith appoint a bank or trust company of good standing, having capital, surplus and undivided profits of not less than $2,000,000 and said Bank or Trust Company shall act as successor to the Custodian. In such event, and providing that Custodian shall have been compensated for the fees properly due and owing it, Custodian shall deliver the Depositor's funds and securities to the successor Custodian selected by Depositor, duly endorsed and in form for transfer.

SECTION 14. NOTICES

It shall be sufficient service of any notice, request, authorization, complaint, demand or other paper required under this Agreement to be given or filed with the Custodian or Depositor if the same shall be duly mailed by first class mail with postage prepaid addressed as follows:

(a) If to the Custodian:

National City Bank, Indiana
Corporate Trust Department
Attention: Security Custody
101 W. Washington Street
Indianapolis, Indiana 46255
Fax Number: (317)267-7658

(b) If to the Depositor:

American United Life Insurance Company
One American Square, Box 1995
Indianapolis, Indiana 46206

Fax Number: (317)263-1947

SECTION 15. ASSIGNMENT

This Agreement may not be assigned by the Custodian without the written consent of the Depositor duly approved by resolution of its Board of Directors or the Executive Committee or any successor Committee similar to the present Executive Committee.

SECTION 16. COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first above written.

                                                  DEPOSITOR

                                        American United Life Insurance Company
                                         /s/ Jerry D. Semler
                                        --------------------------------------
                                        BY: Jerry D. Semler
                                        TITLE: Chairman, President and
                                        Chief Executive Officer

ATTEST:
/s/ William R. Brown
---------------------------
William R. Brown Secretary


/s/ James W. Murphy
---------------------------
James W. Murphy
Chairman of Board of Manager
Pooled Equity Fund B

                                                  CUSTODIAN

                                        National City Bank Indiana
                                        /s/ Faith Berning
                                        --------------------------------------
                                        BY: Faith Berning, Vice President

ATTEST:

/s/ Catherine S. Krug
--------------------------
Catherine S. Krug,
Assistant Vice President

                            CERTIFICATE OF AUTHORIZED
                                 REPRESENTATIVES

The following individuals are Authorized Representatives for purpose of giving direction on behalf of American Life Insurance Company pursuant to that Custodial Agency Agreement dated, 1994 by and between National City Bank, Indiana and American United Life Insurance Company.

Name and Title                                              Signature
--------------                                              ---------

Jerry D. Semler, Chairman of the Board,                /s/  Jerry D. Semler
President and Chief Executive Officer

J. W. Murphy, Senior Vice President                    /s/ J. W. Murphy
Corporate Finance

G. David Sapp, Senior Vice President, Investments      /s/ G. David Sapp

Drew C. Boggs, Vice President, Mortgage Loans          /s/ Drew C. Boggs

Kent R Adams, Vice President                           /s/ Kent R. Adams
Fixed Income Securities

L. Sweany, Controller                                  /s/ L. Sweany

Jack Hufford, Treasurer                                /s/ Jack Hufford

James C. Shields,  Assistant Teasurer                  /s/ James C. Shields



Dated this 28th  day of January, 1994.

                                         American United Life Insurance Company
                                         /s/ Jerry D. Semler
                                         --------------------------------------
                                         By: Jerry D. Semler
                                         Title: Chairman, President and
                                         Chief Executive Officer

Attest:

/s/ William R. Brown
---------------------------------
By: William R. Brown
Title: Secretary